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                                                                      EXHIBIT 21

                                  SUBSIDIARIES


                                                                   STATE OR OTHER
                                                                  JURISDICTION OF
NAME                                                               INCORPORATION
----                                                              ---------------


Fedders North America, Inc. (1).................................      Delaware
Fedders International, Inc. (1).................................      Delaware
Fedders Addison Company, Inc. (2)...............................      Delaware
Trion, Inc. (2).................................................    Pennsylvania
Emerson Quiet Kool Corporation (2)..............................      Delaware
Rotorex Company, Inc. (2).......................................      Delaware
Envirco Corporation (3).........................................     New Mexico
Fedders Islandaire, Inc. (2)....................................      New York
Eubank Coil Company (2).........................................       Texas
Trion Ltd. (3)..................................................   United Kingdom
Fedders Investment Corporation (4)..............................      Delaware
Fedders Koppel, Inc. (4)........................................    Philippines
Fedders International Air Conditioning Pvt., Ltd. (4)...........       India
Universal Comfort Products Pvt. Ltd. (7)........................       India
Fedders Shanghai Co., Ltd. (2)..................................       China
Fedders (Suzhou) Indoor Air Quality Co. Ltd. (3)................       China
Fedders Air Treatment Research and Development (Shanghai) Co.,         China
  Ltd. (5)......................................................
Fedders Xinle Co. Ltd. (6)......................................       China


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   (1) Subsidiary of Fedders Corporation

   (2) Subsidiary of Fedders North America, Inc.

   (3) Subsidiary of Trion, Inc.

   (4) Subsidiary of Fedders International, Inc.

   (5) Subsidiary of Fedders Investment Corporation

   (6) Majority owned subsidiary of Fedders Investment Corporation

   (7) 50% owned subsidiary of Fedders International Air Conditioning Pvt., Ltd.